CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Variable Trust. Such reference is included in the Prospectus and Statement of Additional Information of 7Twelve Balanced Portfolio under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania

November 22, 2011